Exhibit 99.2

Certification of Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350
and Rule 13a-14(b) or Rule 15d-14(b)

My name is Deborah Appana and I am the President and Chief Executive Officer of Qele Resources Inc. (the “Company”).

I hereby certify pursuant to 18 U.S.C. Section 1350 as adopted by Section 906 of the Sarbanes–Oxley Act of 2002 that to the best of my knowledge and belief:

(1)
the Annual Report on Form 10-K for the year ended March 31, 2009, filed with the U.S. Securities and Exchange Commission on June 8, 2009 (“Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of the operations of Qele Resources Inc. as of, and for, the periods presented in the Report.

DEBORAH APPANA
Deborah Appana
President and Chief Executive Officer
Qele Resources Inc.

Date:  June 8, 2009